PBF Logistics Declares Quarterly Distribution of $0.30 per Unit and
Announces Second Quarter 2020 Earnings Results

•Second quarter net income attributable to the limited partners of $37.5 million, or $0.60 per common unit, EBITDA attributable to PBFX of $58.9 million and Adjusted EBITDA of $60.0 million
•Strong base of contracted minimum volume commitments support 90% of $89.1 million total revenue
•Declares quarterly distribution of $0.30 per unit

PARSIPPANY, NJ – July 31, 2020 – PBF Logistics LP (NYSE:PBFX, the “Partnership”) today announced second quarter 2020 net income attributable to the limited partners of $37.5 million, or $0.60 per common unit. During the quarter, the Partnership generated cash from operations of $61.0 million, EBITDA attributable to PBFX of $58.9 million, Adjusted EBITDA of $60.0 million and distributable cash flow of $47.0 million. Included in reported results for the second quarter are $1.1 million, or $0.02 per common unit, of expenses related to pending and non-consummated acquisitions, non-cash unit-based compensation and environmental remediation costs associated with the East Coast Terminals.

“Our focus during the second quarter was on the safety of our employees and operations as we implemented many additional safety protocols to ensure business continuity. Our strong contracted minimum volume commitments largely insulated us from the impacts of the pandemic and resulting decrease in volumes. We continued to support our customers during this disruptive time and we expect our revenues to remain well-supported by our long-term contracts in the coming quarters,” said PBF Logistics GP LLC Executive Vice President Matt Lucey. “We announced a distribution of $0.30 per unit today and used excess cash to reduce leverage by paying down a portion of our revolving credit facility. Delevering the business and strengthening the balance sheet will position the Partnership to be opportunistic.”

As of June 30, 2020, the Partnership had approximately $268.7 million of liquidity, including approximately $21.6 million in cash and cash equivalents, and access to approximately $247.1 million under its revolving credit facility.

PBF Logistics Declares Quarterly Distribution
The board of directors of PBF Logistics GP LLC, the Partnership’s general partner, declared a regular quarterly cash distribution of $0.30 per common unit. The distribution is payable on August 26, 2020, to unitholders of record at the close of business on August 13, 2020.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Non-GAAP Financial Measures
The Partnership defines EBITDA as net income (loss) before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation, amortization and change in contingent consideration. The Partnership defines EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation, amortization and change in contingent consideration attributable to PBFX, which excludes results of acquisitions from affiliates of PBF Energy prior to the effective dates of such transactions and earnings attributable to the CPI earn-out (the portion of earnings associated with an earn-out provision related to the purchase of CPI Operations LLC (“CPI”),(the “Contingent Consideration”)). The Partnership defines Adjusted EBITDA as EBITDA attributable to PBFX excluding acquisition and transaction costs, non-cash unit-based compensation expense and items that meet the conditions of unusual, infrequent and/or non-recurring charges. The Partnership defines distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less cash interest, maintenance capital expenditures attributable to PBFX and income taxes. Distributable cash flow will not reflect changes in working capital balances. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are not presentations made in accordance with U.S. generally accepted accounting principles (“GAAP”).
For additional information on the Partnership’s non-GAAP financial measures, including reconciliations to their most directly comparable financial measures calculated and presented in accordance with GAAP, refer to the supplemental information provided in “Results of Operations” and the Earnings Release Tables included herein.

Conference Call Information
The Partnership will host a conference call and webcast regarding second quarter results and other business matters on Friday, July 31, 2020, at 11:00 a.m. ET. The call is being webcast and can be accessed at PBF Logistics’ website, http://www.pbflogistics.com. The call can also be accessed by dialing (800) 459-5346 or (203) 518-9544, conference ID: PBFXQ220. The audio replay will be available two hours after the end of the call through August 14, 2020, by dialing (800) 753-5207 or (402) 220-2156.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX’s logistics and other assets, the possibility that the Partnership may not consummate any potential future acquisitions, the Partnership’s plans for financing any potential future acquisitions, the duration and severity of the COVID-19 pandemic, and other risks inherent in PBFX’s business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)

Business Developments

COVID-19

The recent outbreak of the coronavirus disease 2019 (“COVID-19”) pandemic continues to negatively impact worldwide economic and commercial activity and financial markets, as well as global demand for petroleum and petrochemical products. The COVID-19 pandemic and resulting governmental and consumer responses have also resulted in significant business and operational disruptions, including business and school closures, supply chain disruptions, travel restrictions, stay-at-home orders and limitations on the availability of workforces. Such impacts have resulted in revenue declines due to lower demand and throughput volumes across certain of our facilities, which may continue to affect our business for the foreseeable future. In response to the COVID-19 pandemic, we are taking steps to mitigate potential adverse impacts on our business and operations by limiting capital expenditures, reducing discretionary activities and third-party services and lowering our quarterly distribution to our minimum quarterly distribution of $0.30 per unit. This distribution reduction, effective with the distribution for the first quarter of 2020 that was paid on June 17, 2020, represents a strategic shift to build our cash flow coverage, de-lever our business and increase our financial resources as we continue to identify potential organic growth projects or strategic acquisitions. In addition, our parent sponsor and largest customer, PBF Energy Inc., has endeavored to take the necessary steps to preserve liquidity and solidify its operations under the adverse market conditions caused by the COVID-19 pandemic.

The full extent to which the COVID-19 pandemic impacts our business and operations, or that of our parent sponsor, is unknown and will depend on the severity, location and duration of the effects and spread of COVID-19, the actions undertaken by national, regional and local governments and health officials to contain the virus or treat its effects, related consumer responses and how quickly and to what extent economic conditions improve and normal business and operating conditions resume.

Factors Affecting Comparability

The following tables present our results of operations, related operational information and reconciliations of net income and net cash provided by operating activities to our EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow (each as defined below) for the three and six months ended June 30, 2020 and 2019.

On October 1, 2018, we acquired from Crown Point International, LLC, its wholly-owned subsidiary, CPI Operations LLC (“CPI”), whose assets include a storage facility with multi-use storage capacity, an Aframax-capable marine facility, a rail facility, a truck terminal, equipment, contracts and certain other idled assets (the “East Coast Storage Assets”) located on the Delaware River near Paulsboro, New Jersey (the “East Coast Storage Assets Acquisition”). In connection with the acquisition, the purchase and sale agreement included an earn-out provision related to an existing commercial agreement with a third party, based on the future results of certain of the acquired idled assets, which recommenced operations in October 2019.

On April 24, 2019, we entered into a Contribution Agreement with PBF Energy Company LLC (“PBF LLC”), pursuant to which PBF LLC contributed to us all of the issued and outstanding limited liability company interests of TVP Holding Company LLC (“TVP Holding”), which held the remaining 50% equity interest in Torrance Valley Pipeline Company LLC (“TVPC”), for total consideration of

$200.0 million (the “TVPC Acquisition”). Subsequent to the closing of the TVPC Acquisition on May 31, 2019, we own 100% of the equity interest in TVPC.

On April 24, 2019, we entered into subscription agreements to sell an aggregate of 6,585,500 common units to certain institutional investors in a registered direct public offering (the “2019 Registered Direct Offering”) for gross proceeds of approximately $135.0 million. The 2019 Registered Direct Offering closed on April 29, 2019.

In addition, our results in the current year have been negatively affected by the impact of the COVID-19 pandemic on our business, including lower throughput volumes at our terminals, as the industry reacts to the related economic downturn and volatile commodity markets.

As a result of the factors above, the information included in the following tables is not necessarily comparable on a year-over-year basis.

Non-GAAP Financial Measures

We define EBITDA as net income (loss) before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation, amortization and change in contingent consideration. We define EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation, amortization and change in contingent consideration attributable to PBFX, which excludes the results of acquisitions from PBF LLC prior to the effective dates of such transactions and earnings attributable to the CPI earn-out (the portion of earnings associated with an earn-out provision related to the purchase of CPI (the “Contingent Consideration”)). We define Adjusted EBITDA as EBITDA attributable to PBFX excluding acquisition and transaction costs, non-cash unit-based compensation expense and items that meet the conditions of unusual, infrequent and/or non-recurring charges. We define distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less cash interest, maintenance capital expenditures attributable to PBFX and income taxes. Distributable cash flow will not reflect changes in working capital balances. We use distributable cash flow to calculate a measure we refer to as our coverage ratio. Our coverage ratio is calculated by dividing distributable cash flow by our total distribution declared. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are not presentations made in accordance with U.S. generally accepted accounting principles (“GAAP”).

While EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are not presentations made in accordance with GAAP, they are supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;
•the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;
•our ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the economic returns on various investment opportunities.

We believe that the presentation of EBITDA, EBITDA attributable to PBFX and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations and assists in evaluating our ongoing operating performance for current and comparative periods. We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance and it provides investors with another perspective of the operating performance of our assets and the cash our business is generating. However, EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, income from operations, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP in the Earnings Release Tables included herein.

These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue (a):
Affiliate	$72,422	$74,656	$147,965	$145,988
Third-party	16,707	8,094	34,193	15,607
Total revenue	89,129	82,750	182,158	161,595

Costs and expenses:
Operating and maintenance expenses (a)	23,154	28,553	52,655	58,469
General and administrative expenses	4,299	7,580	8,686	13,590
Depreciation and amortization	11,234	8,854	22,516	17,575
Change in contingent consideration	324	—	530	—
Total costs and expenses	39,011	44,987	84,387	89,634

Income from operations	50,118	37,763	97,771	71,961

Other expense:
Interest expense, net	(11,536)	(11,216)	(23,385)	(22,129)
Amortization of loan fees and debt premium	(542)	(446)	(981)	(895)
Accretion on discounted liabilities	(580)	(773)	(1,132)	(1,533)
Net income	37,460	25,328	72,273	47,404
Less: Net income attributable to noncontrolling interest (g)	—	3,162	—	7,881
Net income attributable to PBF Logistics LP unitholders	$37,460	$22,166	$72,273	$39,523

Net income per limited partner unit (h):
Common units - basic	$0.60	$0.37	$1.16	$0.72
Common units - diluted	0.60	0.37	1.16	0.72

Weighted-average limited partner units outstanding (h):
Common units - basic	62,439,378	60,279,287	62,364,243	54,748,755
Common units - diluted	62,446,419	60,364,347	62,372,554	54,776,257

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except barrel and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Transportation and Terminaling Segment
Terminals
Total throughput (barrels per day (“bpd”)) (b)(d)	221,396	275,076	260,894	262,772
Lease tank capacity (average lease capacity barrels per month) (d)	2,392,535	2,185,882	2,221,789	2,300,813
Pipelines
Total throughput (bpd) (b)(d)	156,043	161,809	159,285	154,520
Lease tank capacity (average lease capacity barrels per month) (d)	1,163,287	1,500,714	1,155,555	1,338,769

Storage Segment
Storage capacity reserved (average shell capacity barrels per month) (d)	7,607,643	8,053,983	7,607,643	7,993,338
Total throughput (bpd) (b)(d)	27,054	—	26,154	—

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$61,041	$17,677	$79,688	$55,886
Investing activities	(1,792)	(3,932)	(7,872)	(15,152)
Financing activities	(153,704)	(10,191)	(85,214)	(40,642)
Net change in cash and cash equivalents	$(94,455)	$3,554	$(13,398)	$92

Other Financial Information:
EBITDA attributable to PBFX (c)	$58,867	$42,534	$115,176	$79,356
Adjusted EBITDA (c)	$60,002	$48,336	$117,940	$91,293
Distributable cash flow (c)	$46,972	$34,123	$87,747	$59,536
Quarterly distribution declared per unit (e)	$0.3000	$0.5150	$0.6000	$1.0250
Distributions (e):
Common units	$18,849	$32,398	$37,693	$64,481
Total distributions	$18,849	$32,398	$37,693	$64,481
Coverage ratio (c)	2.49x	1.05x	2.33x	0.92x
Capital expenditures	$1,792	$3,932	$7,872	$15,152

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION (continued)
(Unaudited, in thousands)

	June 30,	December 31,
Balance Sheet Information:	2020	2019
Cash and cash equivalents (f)	$21,568	$34,966
Property, plant and equipment, net	841,475	854,610
Total assets	950,543	973,002
Total debt (f)	768,085	802,104
Total liabilities	823,297	867,919
Partners’ equity	127,246	105,083
Total liabilities and equity	950,543	973,002

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of net income to EBITDA and distributable cash flow (c):
Net income	$37,460	$25,328	$72,273	$47,404
Interest expense, net	11,536	11,216	23,385	22,129
Amortization of loan fees and debt premium	542	446	981	895
Accretion on discounted liabilities	580	773	1,132	1,533
Change in contingent consideration	324	—	530	—
Depreciation and amortization	11,234	8,854	22,516	17,575
EBITDA	61,676	46,617	120,817	89,536
Less: Noncontrolling interest EBITDA (g)	—	4,083	—	10,180
Less: Earnings attributable to the CPI earn-out	2,809	—	5,641	—
EBITDA attributable to PBFX	58,867	42,534	115,176	79,356
Non-cash unit-based compensation expense	945	3,387	2,247	4,351
Cash interest	(11,733)	(11,290)	(23,721)	(22,426)
Maintenance capital expenditures attributable to PBFX	(1,107)	(508)	(5,955)	(1,745)
Distributable cash flow	$46,972	$34,123	$87,747	$59,536

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (c):
Net cash provided by operating activities	$61,041	$17,677	$79,688	$55,886
Change in operating assets and liabilities	(9,956)	21,111	19,991	15,872
Interest expense, net	11,536	11,216	23,385	22,129
Non-cash unit-based compensation expense	(945)	(3,387)	(2,247)	(4,351)
EBITDA	61,676	46,617	120,817	89,536
Less: Noncontrolling interest EBITDA (g)	—	4,083	—	10,180
Less: Earnings attributable to the CPI earn-out	2,809	—	5,641	—
EBITDA attributable to PBFX	58,867	42,534	115,176	79,356
Non-cash unit-based compensation expense	945	3,387	2,247	4,351
Cash interest	(11,733)	(11,290)	(23,721)	(22,426)
Maintenance capital expenditures attributable to PBFX	(1,107)	(508)	(5,955)	(1,745)
Distributable cash flow	$46,972	$34,123	$87,747	$59,536

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER GAAP
TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of net income to EBITDA and Adjusted EBITDA (c):
Net income	$37,460	$25,328	$72,273	$47,404
Interest expense, net	11,536	11,216	23,385	22,129
Amortization of loan fees and debt premium	542	446	981	895
Accretion on discounted liabilities	580	773	1,132	1,533
Change in contingent consideration	324	—	530	—
Depreciation and amortization	11,234	8,854	22,516	17,575
EBITDA	61,676	46,617	120,817	89,536
Less: Noncontrolling interest EBITDA (g)	—	4,083	—	10,180
Less: Earnings attributable to the CPI earn-out	2,809	—	5,641	—
EBITDA attributable to PBFX	58,867	42,534	115,176	79,356
Acquisition and transaction costs	15	955	110	3,108
Non-cash unit-based compensation expense	945	3,387	2,247	4,351
East Coast Terminals environmental remediation costs	175	1,460	407	3,596
PNGPC tariff true-up adjustment	—	—	—	882
Adjusted EBITDA	$60,002	$48,336	$117,940	$91,293

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three Months Ended June 30, 2020
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$66,709	$22,420	$—	$89,129
Depreciation and amortization	7,023	4,211	—	11,234
Income (loss) from operations	42,912	11,505	(4,299)	50,118
Other expense	—	—	12,658	12,658
Capital expenditures	1,405	387	—	1,792

	Three Months Ended June 30, 2019
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$69,656	$13,094	$—	$82,750
Depreciation and amortization	6,879	1,975	—	8,854
Income (loss) from operations	40,529	4,814	(7,580)	37,763
Other expense	—	—	12,435	12,435
Capital expenditures	1,689	2,243	—	3,932

	Six Months Ended June 30, 2020
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$136,952	$45,206	$—	$182,158
Depreciation and amortization	14,095	8,421	—	22,516
Income (loss) from operations	84,180	22,277	(8,686)	97,771
Other expense	—	—	25,498	25,498
Capital expenditures	5,031	2,841	—	7,872

	Six Months Ended June 30, 2019
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$135,615	$25,980	$—	$161,595
Depreciation and amortization	13,780	3,795	—	17,575
Income (loss) from operations	77,080	8,471	(13,590)	71,961
Other expense	—	—	24,557	24,557
Capital expenditures	12,233	2,919	—	15,152

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION (continued)
(Unaudited, in thousands)

	Balance at June 30, 2020
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$710,817	$229,595	$10,131	$950,543

	Balance at December 31, 2019
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$726,374	$228,495	$18,133	$973,002

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited, in thousands, except per unit data)

(a)
See discussion of the factors affecting comparability noted on page 4. Our results of operations may not be comparable to the historical results of operations for the reasons described below:

Revenue - On October 1, 2018, we closed the East Coast Storage Assets Acquisition, which was accounted for as a business combination. In October 2019, we recommenced operations of certain of the acquired idled assets, which began revenue generating activities. As such, there was no revenue associated with the acquired idled assets prior to their recommencement.

On May 31, 2019, we closed the TVPC Acquisition in which we acquired the remaining 50% equity interest in TVPC. As such, we now own 100% of the equity interest in TVPC and no longer record a noncontrolling interest related to our ownership of TVPC.

Operating and maintenance expenses - As a result of our acquisitions and the completion of certain organic growth projects, our operating expenses are not comparative to prior periods as it pertains to expenses associated with those assets.

In addition, our results in the current year have been negatively affected by the impact of the COVID-19 pandemic on our business, including lower throughput at our terminals, as the industry reacts to the related economic downturn and volatile commodity markets.

(b)	Calculated as the sum of the average throughput per day for each asset group for the periods presented.

(c)	See “Non-GAAP Financial Measures” on page 5 for definitions of EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA, distributable cash flow and coverage ratio.

(d)	Operating information reflects activity subsequent to our acquisitions, the execution of the commercial agreements with PBF Holding and the completion of certain organic growth projects.

(e)	On July 31, 2020, we announced a quarterly cash distribution of $0.30 per limited partner unit based on the results of the second quarter of 2020. The distribution is payable on August 26, 2020 to PBFX unitholders of record at the close of business on August 13, 2020. The total distribution amount includes the expected distributions to be made related to second quarter earnings.

(f)	Management also utilizes net debt as a metric in assessing our leverage. Net debt is a non-GAAP measure calculated by subtracting cash and cash equivalents from total debt. We believe this measurement is also useful to investors since we have the ability to, and may decide to, use a portion of our cash and cash equivalents to retire or pay down our debt. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our debt levels as reported under GAAP. Our definition of net debt may not be comparable to similarly titled measures of other partnerships, because it may be defined differently by other partnerships in our industry, thereby limiting its utility. Our net debt as of June 30, 2020 and December 31, 2019 was $746,517 and $767,138, respectively.

(g)	Prior to the TVPC Acquisition, our wholly-owned subsidiary, PBFX Operating Company LLC (“PBFX Op Co”), held a 50% controlling equity interest in TVPC, with the other 50% equity interest in TVPC owned by TVP Holding, a subsidiary of PBF Holding. PBFX Op Co was the sole managing member of TVPC. We, through our ownership of PBFX Op Co, consolidated the financial results of TVPC and recorded a noncontrolling interest for the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the condensed consolidated statements of operations included the portion of net income or loss attributable to the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the condensed consolidated balance sheets included the portion of net assets of TVPC attributable to TVP Holding.

Subsequent to the TVPC Acquisition, we own 100% of the equity interest in TVPC and no longer record a noncontrolling interest related to TVPC.

(h)	We base our calculation of net income per limited partner unit on the weighted-average number of limited partner units outstanding during the period and the amount of available cash that has been, or will be, distributed to the limited partners.